                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)   December 18, 2000
                                                   -----------------------------


                              SOLECTRON CORPORATION
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               (Exact name of registrant as specified in charter)



          DELAWARE                      1-11098                  94-2447045
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(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)          Identification No.)



777 GIBRALTAR DRIVE, MILPITAS, CALIFORNIA                          95035
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(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code        (408) 957-8500
                                                         -----------------------

                                 NOT APPLICABLE
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         (Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS

On December 18, 2000, the Registrant issued a press release regarding its fiscal first quarter sales and net income. The press release in its entirety follows:

Media Contact:                                Analysts Contact:
--------------                                ----------------

Kevin Whalen                                  Thomas Alsborg
Solectron Corporation                         Solectron Corporation
+1 (408) 956 6854 (U.S.)                      +1 (408) 956 6614 (U.S.)
kevinwhalen@ca.slr.com                        thomasalsborg@ca.slr.com


                     SOLECTRON INCREASES SALES 101 PERCENT,
                  NET INCOME 74 PERCENT IN FISCAL FIRST QUARTER

          - DILUTED CASH EPS* OF 31 CENTS EXCEEDS CONSENSUS ESTIMATES -

                      FOR IMMEDIATE RELEASE: DEC. 18, 2000

MILPITAS, Calif. -- Solectron Corporation (NYSE: SLR), the world's leading provider of electronics manufacturing and supply-chain management services, today reported fiscal first-quarter sales of $5.7 billion, 100.9 percent higher than the $2.8 billion reported in the year-earlier period. Diluted cash earnings per share* in the quarter were 31 cents, up 63.2 percent from 19 cents in the same quarter last year and above analysts' consensus estimates.

The company earned net income under U.S. Generally Accepted Accounting Principles (GAAP) of $190.6 million, up 73.6 percent from $109.8 million in the same period last year. Diluted GAAP earnings per share** increased 70.6 percent to 29 cents from 17 cents a year ago, also above analysts' consensus estimates.

The fiscal 2001 first quarter was a 14-week period, versus a 13-week period last year, because of the periodic calendar alignment required under the company's fiscal-year schedule. On a normalized 13-week basis, first-quarter sales would have been $5.3 billion -- exceeding the company's guidance, issued in September, of first-quarter sales in a range of $4.8 billion to $5.1 billion.

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                     SUMMARY OF SALES AND EARNINGS PER SHARE
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
                                Q1 2001      Q1 2000       % Change
                                -------      -------       --------
Sales (in billions)             $5.696       $2.835        100.9
Diluted Cash EPS*               31 cents     19 cents      63.2
(before one-time charges)

Diluted GAAP EPS                29 cents     18 cents      61.1
(before one-time charges)

Diluted GAAP EPS**              29 cents     17 cents      70.6

* Diluted Cash EPS is calculated by adjusting diluted GAAP EPS to exclude tax-effected amortization of goodwill and other intangible items, which amounted to approximately $11.2 million and $3.3 million (after tax) in the first fiscal quarters of 2001 and 2000, respectively. It is also before one-time charges.

** Diluted GAAP EPS is the per-share calculation of net income as defined under U.S. Generally Accepted Accounting Principles.
--------------------------------------------------------------------------------

"We generated a strong quarter from both an operational viewpoint and a strategic perspective," said Koichi Nishimura, Solectron chairman, president and chief executive officer. "Our ongoing businesses delivered solid sales and earnings growth, exceeding analyst estimates and reflecting a continued increase in customer demand for our services."

Business growth in the quarter came in part from the networking and telecommunications market segments. The company said networking customers had strong demand, and telecommunications grew partly through additional outsourcing in that segment.

Gross margin in the quarter was 8.5 percent, compared with 8.7 percent in the fourth quarter of fiscal 2000. Margins continued to be affected by higher-than-normal materials management costs.

Also in the quarter, Solectron announced two strategically important business developments. The company entered a cooperative agreement with Sony Corporation that includes the purchase of two Sony manufacturing sites, a 360,000-square-foot facility in Miyagi Prefecture, Japan, and a 130,000-square-foot site in Kaohsiung, Taiwan. Solectron also agreed to acquire Singapore-based NatSteel Electronics (NEL), the sixth-largest electronics manufacturing services company, in a deal valued at about $2.4 billion.

"Through the Sony relationship and the NatSteel Electronics acquisition, we are significantly expanding our strategic presence in the Asia/Pacific region," Nishimura said. "Each gives us additional capacity, and each extends the skills, capabilities and services that Solectron can offer to our customers."

COMPONENTS SITUATION BEGINS TO EASE

The company also said the constricted supply of components in the electronics industry began to ease in the late stages of the quarter. While some component categories remain constrained, overall lead times became shorter in recent weeks.

"We are taking advantage of the changing conditions, and we expect to realize the full benefits of the improving components environment going forward," Nishimura said. "We are working hard to return to our normal, just-in-time business practices, and we are focused on actions to improve inventory metrics."

FORWARD-LOOKING GUIDANCE

The company expects to generate second-quarter sales of $5.4 billion to $5.7 billion and diluted cash EPS of 29 to 30 cents in the quarter ending March 2, before any one-time charges related to acquisitions. The company said it expects diluted GAAP EPS to be 24 cents to 25 cents in the quarter, before any one-time charges.

The company's second-quarter guidance includes the effect of the acquisitions from Sony and assumes the acquisition of 100 percent of NEL by late January. In addition, Solectron said it expects the second quarter to include increased integration and infrastructure costs associated with its new sites, partially offset by operating efficiency and productivity improvements. Those costs are expected to affect margins in the quarter and are reflected in the earnings guidance.

The sales guidance reflects the typical seasonal pace and short-shipment days for the various holidays that occur in the second quarter. The company said it estimates incremental sales from Sony and NEL (based on its published guidance to investors) to range from $290 million to $340 million.

For all of fiscal 2001, Solectron said it expects to generate sales of more than $23 billion, diluted cash EPS of $1.22 to $1.25 and diluted GAAP EPS of 99 cents to $1.02, both before any one-time charges.

SAFE HARBOR

This news release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include component availability, the ability to acquire and effectively integrate the NatSteel Electronics business, the ability to complete the asset transfer involving Sony Corporation, risk of price fluctuation, reliance on major customers, fluctuations in operating results, changes in technology, competition, the ability to manage rapid growth, the ability to manage business integration, risks associated with international sales and operations, interest rate risk, environmental regulations, market risk, segment risk, the ability to retain key personnel and intellectual property rights enforcement. For a further list and description of risks and uncertainties, see the reports filed by Solectron with the Securities and Exchange Commission, specifically forms 8-K, 10-Q, S-3 and 10-K. Solectron disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

All monetary amounts are stated in U.S. dollars.

ABOUT SOLECTRON

Solectron (www.solectron.com), the world's leading supply-chain facilitator, provides a full range of manufacturing and supply-chain management services to the world's premier high-tech electronics companies. Solectron's offerings include new product design and introduction services, materials management, high-tech product manufacturing, and product warranty and end-of-life support. The company, based in Milpitas, Calif., employs more than 71,000 people in 60 locations worldwide. In the fiscal year ended Aug. 31, 2000, the company generated sales of $14.1 billion. Solectron was the first two-time winner of the Malcolm Baldrige National Quality Award for manufacturing

                                      # # #

Consolidated statements of income and balance sheets follow.

                     SOLECTRON CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME
                    (US$ IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                   THREE MONTHS ENDED
                                                             DECEMBER 1,       NOVEMBER 26,
                                                                2000               1999
                                                             -----------       ------------
Net sales                                                    $   5,695.5       $    2,834.6
Cost of sales                                                    5,210.8            2,557.6
                                                             -----------       ------------
     Gross profit                                                  484.7              277.0
Operating expenses:
     Selling, general and administrative                           190.3              107.0
     Research and development                                       18.0               14.7
                                                             -----------       ------------
Operating income                                                   276.4              155.3
Interest income                                                     36.6               23.0
Interest expense                                                   (32.7)             (11.6)
                                                             ------------      ------------
Income before income taxes and cumulative effect of                280.3              166.7
change in accounting principle
Income taxes                                                        89.7               53.4
                                                             -----------       ------------
Income before cumulative effect of change in accounting            190.6              113.3
principle
Cumulative effect of change in accounting principle for               -                (3.5)
                                                             ----------        ------------
start-up costs, net of income tax benefit
Net income                                                   $     190.6       $      109.8
                                                             ===========       ============

Basic net income per share:
     Income before cumulative effect of change in            $       0.31              $0.19
     accounting principle
     Cumulative effect of change in accounting principle                -              (0.01)
                                                             ------------      -------------
     Net income per share                                    $       0.31              $0.18
                                                             ============      =============
Diluted net income per share:
     Income before cumulative effect of change in            $       0.29              $0.18
     accounting principle
     Cumulative effect of change in accounting principle                -              (0.01)
                                                             ------------      -------------
     Net income per share                                    $       0.29      $        0.17
                                                             ============      =============
Weighted average number of shares:

     Basic                                                         610.3              594.5
     Diluted                                                       709.1              621.0

===========================================================================================
Memo:
Diluted cash net income per share*:
     Income before cumulative effect of change in            $      0.31       $       0.20
     accounting principle
     Cumulative effect of change in accounting principle               -              (0.01)
                                                             -----------       ------------
     Net income per share                                    $      0.31       $       0.19
                                                             ===========       ============

===========================================================================================

* Diluted cash net income per share is calculated by adjusting diluted net income per share, or GAAP EPS, to exclude tax-effected amortization of goodwill and other intangible items. Those excluded expenses amounted to approximately $11.2 million and $3.3 million (after tax) in the first fiscal quarters of 2001 and 2000, respectively.

                     SOLECTRON CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                (US$ IN MILLIONS)

                                                             DECEMBER 1,         AUGUST 25,
                                                                2000               2000
                                                             -----------       ------------
ASSETS
Current assets:
    Cash, cash equivalents and short-term investments       $     4,518.7      $     2,434.1
    Accounts receivable, net                                      2,687.8            2,146.3
    Inventories                                                   4,584.0            3,787.3
    Prepaid expenses and other current assets                       275.3              260.5
                                                            -------------      -------------
       Total current assets                                      12,065.8            8,628.2
Net property and equipment                                        1,240.3            1,080.4
Other assets                                                        720.4              667.0
                                                            -------------      -------------
       Total assets                                         $    14,026.5      $    10,375.6
                                                            =============      =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Short-term debt                                         $       118.5      $        69.2
    Accounts payable                                              2,961.1            2,694.1
    Accrued employee compensation                                   187.9              179.8
    Accrued expenses                                                197.6              262.5
    Other current liabilities                                       475.1               11.2
                                                            -------------      -------------
       Total current liabilities                                  3,940.2            3,216.8
Long-term debt                                                    4,893.9            3,319.5
Other long-term liabilities                                          41.1               37.2
                                                            -------------      -------------
       Total liabilities                                          8,875.2            6,573.5
                                                            -------------      -------------
Stockholders' equity:
    Common stock                                                      0.6                0.6
    Additional paid-in capital                                    3,469.2            2,259.1
    Retained earnings                                             1,845.7            1,656.8
    Accumulated other comprehensive losses                         (164.2)            (114.4)
                                                            -------------      -------------
    Total stockholders' equity                                    5,151.3            3,802.1
                                                            -------------      -------------
       Total liabilities and stockholders' equity           $    14,026.5      $    10,375.6
                                                            =============      =============

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SOLECTRON CORPORATION
                                    (Registrant)

Date: December 20, 2000

                                    /s/ Susan S. Wang
                                    --------------------------------------------
                                    Susan S. Wang
                                    Senior Vice President,
                                    Chief Financial Officer and Secretary
                                    (Principal Financial and Accounting Officer)


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